As filed with the Securities and Exchange Commission on April 5, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	911788300
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

350 The Embarcadero

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

CRITICAL PATH, INC.

Employee Stock Purchase Plan

Amended and Restated 1998 Stock Plan

(Full title of the Plans)

MICHAEL J. ZUKERMAN

Executive Vice President, General Counsel and Secretary

CRITICAL PATH, INC.

350 The Embarcadero

San Francisco, California 94105

(Name and address of agent for service)

(415) 541-2500

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Rights to Purchase Common Stock	10,283,681	N/A	N/A	N/A
Common Stock, $0.001 par value	10,283,681	$0.705	$7,249,995.11	$853.32

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan and Amended and Restated 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Critical Path, Inc.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of high and low prices per share of Common Stock of Critical Path, Inc. on March 31, 2005.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Critical Path, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-25331 on Form 8-A12G filed with the SEC on February 1, 1999 and May 7, 2001, as amended on Forms 8-A12G/A filed with the SEC on January 21, 2004, March 10, 2004, and June 24, 2004, pursuant to Section 12 of the 1934 Act.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant’s Amended and Restated Articles of Incorporation limit the liability of the Registrant’s directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

The Registrant’s Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into or will enter into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
4	Instrument Defining Rights of Stockholders. Reference is made to Critical Path, Inc.’s Registration Statement No. 000-25331 on Form 8-A12G, which is incorporated herein by reference under Item 3(c) of this Registration Statement.

5	Opinion and consent of Paul, Hastings, Janofsky & Walker, LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Hastings, Janofsky & Walker, LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s Employee Stock Purchase Plan and Amended and Restated 1998 Stock Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 5th day of April, 2005.

CRITICAL PATH, INC.

By:	/s/ Mark J. Ferrer
Mark J. Ferrer
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Critical Path, Inc., a California corporation, do hereby constitute and appoint Mark Ferrer, James Clark and Michael J. Zukerman and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Ferrer Mark J. Ferrer	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 31, 2005

/s/ James Clark James Clark	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2005

Edmond Ip Tak Chuen	Director

Signature	Title	Date

/s/ Peter L.S. Currie Peter L.S. Currie	Director	April 5, 2005

/s/ Ross M. Dove Ross M. Dove	Director	March 31, 2005

/s/ Frost R.R. Prioleau Frost R.R. Prioleau	Director	April 1, 2005

Michael J. Shannahan	Director

/s/ Tom Tinsley Tom Tinsley	Director	April 5, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instrument Defining Rights of Stockholders. Reference is made to Critical Path, Inc.’s Registration Statement No. 000-25331 on Form 8-A12G, which is incorporated herein by reference under Item 3(c) of this Registration Statement.

5	Opinion and consent of Paul, Hastings, Janofsky & Walker, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Hastings, Janofsky & Walker, LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.